Exhibit 10.1

FIRST AMENDMENT TO

SHARE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT (this “First Amendment”) is entered into and made effective as of February 1, 2021 (the “Effective Date”), by and between Ocumension Therapeutics, incorporated in the Cayman Islands with limited liability (“Investor”), and EyePoint Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Investor and the Company are sometimes individually referred to herein as a “Party” or collectively referred to herein as the “Parties.”

RECITALS

A.    The Parties previously entered into that certain Share Purchase Agreement, dated December 31, 2020 (the “Purchase Agreement”);

B.    Section 11.2 of the Purchase Agreement provides that any amendment to the Purchase Agreement must be in writing and duly executed by authorized representatives of both parties; and

C.    The Parties desire to amend the Purchase Agreement pursuant to the terms and conditions of this First Amendment to clarify the Parties intent with respect to the participation rights granted to the Investor in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    AMENDMENT TO SECTION 6.3. Section 6.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“6.3    Purchase Rights. For so long as Investor owns a number of Shares equal to at least 75% of the Shares it purchases on the Closing Date (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), if the Company proposes to offer or sell any New Securities (a “Subsequent Financing”), the Company shall offer such New Securities to Investor as follows:

(a)     The Company shall give notice (the “Offer Notice”) to Investor (y) in the case of a private placement of New Securities, no later than five Business Days prior to the date of a definitive agreement related thereto and (z) in the case of a Registered offering of New Securities, on the date of the final prospectus related thereto, in each case, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities; provided, however, that in the event of a private placement, the Offer Notice shall include such information regarding the number of New Securities to be offered and the price and terms of such offering that is known to the Company at such time of delivery of the Offer Notice, with such additional information to be provided promptly after such additional information becomes available to the Company.

(b)    By notification to and received by the Company within five (5) Business Days after the date the Offer Notice is given (the “Notice Termination Time”), Investor may elect to purchase or otherwise acquire in a separate Private Placement (as defined below), at the price and on the terms specified in the Offer Notice, up to such number of New Securities which equals the proportion that the Common Stock then held by Investor bears to the total Common Stock of the Company then outstanding, assuming the sale of New Securities in the Subsequent Financing and full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding. If the Company receives no such notice from Investor as of such Notice Termination Time, Investor shall be deemed to have notified the Company that it does not elect to participate in such Private Placement. Any offer made pursuant to Section 6.3(a) or sale pursuant to this Section 6.3(b) shall be made without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as a transaction not involving a public offering (“Private Placement”). The closing of any sale pursuant to this Section 6.3(b) shall be subject to the closing of the Subsequent Financing and must occur within the later of 90 days of (i) the date that the Offer Notice is given and (ii) the date of the initial sale of New Securities pursuant to Section 6.3(c).

(c)     In the event of any sale of New Securities to the Investor pursuant to this Section 6.3, the Company shall grant registration rights to Investor with respect to such New Securities on terms no less favorable than those set forth in Appendix 1.

(d)    The rights in this Section 6.3 shall not be applicable to:

(i)    shares of Common Stock or Derivative Securities issued in connection with any merger, acquisition, or business combination;

(ii)    shares of Common Stock or Derivative Securities issued in connection with any commercial transaction approved by the Board of Directors of the Company;

(iii)    shares of Common Stock or Derivative Securities issued as a dividend, stock split, reverse stock split, split-up or other distribution on shares of Common Stock;

(iv)    shares of Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors or contractors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Company’s Board of Directors or the compensation committee of the Board of Directors, including inducement awards issued pursuant to applicable Nasdaq rules;

(v)    shares of Common Stock or Derivative Securities actually issued upon the exercise, conversion, exchange or settlement of Derivative Securities, provided such issuance is pursuant to the terms of such Derivative Security;

(vi)    shares of Common Stock or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(vii)    shares of Common Stock issued pursuant to at-the-market or equity line of credit programs, including pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated August 5, 2020, by and between the Company and Cantor Fitzgerald & Co., as may be amended from time to time; and

(viii)    shares of Common Stock issued pursuant to an employee stock purchase plan, including the Company’s 2019 Employee Stock Purchase Plan, as may be amended from time to time.

(e)     The rights and obligations set forth in this Section 6.3 shall automatically terminate and be of no further force and effect immediately upon Investor owning a number of Shares equal to less 75% of the Shares it purchases on the Closing Date (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).”

2.    APPLICABLE LAW. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

3.    HEADINGS. The bold-faced headings contained in this First Amendment are for convenience of reference only, shall not be deemed to be a part of this First Amendment and shall not be referred to in connection with the construction or interpretation of this First Amendment.

4.    SUCCESSORS AND ASSIGNS. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.    CONSTRUCTION. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Purchase Agreement. The terms of this First Amendment amend and modify the Purchase Agreement as if fully set forth in the Purchase Agreement. Upon the effectiveness of this First Amendment, all references in the Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Purchase Agreement, as modified by this First Amendment. If there is any conflict between the terms, conditions and obligations of this First Amendment and the Purchase Agreement, this First Amendment’s terms, conditions and obligations shall control. All other provisions of the Purchase Agreement not specifically modified by this First Amendment are expressly preserved. This First Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a Party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.

6.    AUTHORITY. By their execution of this First Amendment, the undersigned Parties hereby confirm that they are duly authorized to execute this First Amendment and any necessary requisite approval has been obtained with respect to this First Amendment and all matters set forth herein.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

EYEPOINT PHARMACEUTICALS, INC.

By:	/s/ Nancy Lurker
Name:	Nancy Lurker
Title:	President & CEO

OCUMENSION THERAPEUTICS

By:	/s/ Ye Liu
Name:	Ye Liu
Title:	CEO

[Signature Page to First Amendment to Share Purchase Agreement]